UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2026

Macquarie Infrastructure Fund, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56772	39-2908652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Fifth Avenue New York, NY	10103
(Address of Principal Executive Offices)	(Zip Code)

(212) 231-1000

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 11, 2026, the Board of Directors of Macquarie Infrastructure Fund, L.P. approved and adopted an amended Code of Business Conduct and Ethics (as amended, the “Code”). The Code was amended to, among others, clarify the parties with oversight authority for the various portions of the Code.

The amendments reflected in the Code did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Business Conduct and Ethics.

The foregoing summary description of the amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, a copy of which is included as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
14.1	Code of Business Conduct and Ethics of Macquarie Infrastructure Fund, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE FUND, L.P.

By:	/s/ Christopher Frost
	Name:	Christopher Frost
	Title:	Chief Executive Officer

Date: February 17, 2026

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